UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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CSP INC.
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CSP INC.

January 5, 2018

Dear Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of CSP Inc. Our Annual Meeting will be held on Tuesday, February 13, 2018, at 9:00 a.m. local time at our CSP Inc. office located at1182 East Newport Center Drive, Deerfield Beach, Florida 33442.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2018 Annual Meeting of Stockholders and proxy statement.

Your vote is very important to us, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure your shares are represented at the meeting. To simplify this process, your vote may be cast over the Internet, by telephone or by mail.

We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/Victor Dellovo
Victor Dellovo
Chief Executive Officer

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, February 13, 2018
Time:	9:00 a.m. local time
Place:	CSP Inc. Office in Deerfield Beach, FL
1182 East Newport Center Drive
Deerfield Beach, Florida 33442
At the Annual Meeting you will be asked to:

1.	elect the nominees named in the proxy statement to the Board of Directors as directors;

2.	consider an advisory vote to approve executive compensation;

3.	ratify the appointment of RSM US, LLP as the Company’s independent auditors for fiscal year 2018; and

4.	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

By order of the Board of Directors,

/s/Gary W. Levine
Gary W. Levine
Secretary
Lowell, Massachusetts
January 5, 2018

YOUR VOTE IS IMPORTANT
TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE AS PROMPTLY AS POSSIBLE.
ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 13, 2018.  The notice of Annual Meeting, proxy statement, proxy card and 2017 Annual Report on Form 10-K are also available at www.proxyvote.com

CSP INC.
(A Massachusetts Corporation)

PROXY STATEMENT

Annual Meeting of Stockholders
February 13, 2018

COMPENSATION OF EXECUTIVE OFFICERS	15
2017 Summary Compensation Table	15
Employment Agreements and Arrangements	16
Change of Control Agreements	16
Clawback and Stock Ownership Guidelines	18
Outstanding Equity Awards at 2017 Fiscal Year-End	19
PROPOSAL TWO: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders	22
Section 16(a) Beneficial Ownership Reporting Compliance	23
INFORMATION ABOUT OUR AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25
Audit Committee Report	25
Our Independent Registered Public Accounting Firm	25
Fees for Professional Services	26
Pre-Approval Policies and Procedures	26
Whistleblower Procedures	26
PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS	27
OTHER MATTERS	28
Other Business	28
Stockholder Proposals for 2019 Annual Meeting	28
SOLICITATION	28

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING
Our Board of Directors is soliciting proxies to be voted at the 2018 Annual Meeting of Stockholders to be held on February 13, 2018, which is referred to in this proxy statement as the Annual Meeting. Your vote is very important. For this reason, our Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies for the Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
Our principal executive offices are located at 175 Cabot St. Suite 210, Lowell, Massachusetts 01854. Our main telephone number is (978) 954-5038. In this proxy statement, CSP Inc. is sometimes referred to as the Company or CSPI.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on February 13, 2018.
Pursuant to the rules adopted by the Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of Annual Meeting, proxy card and our 2017 Annual Report on Form 10-K, and by notifying you of the availability of our proxy materials on the Internet. The notice of Annual Meeting, proxy statement, proxy card and 2017 Annual Report on Form 10-K are also available at www.proxyvote.com. In accordance with SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.
We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about January 5, 2018.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING
Where and when is the Annual Meeting of Stockholders?
Our Annual Meeting of stockholders will be held at our South Florida office, located at 1182 East Newport Center Drive, Deerfield Beach, Florida, at 9:00 a.m. local time on February 13, 2018.
Who may vote at the Annual Meeting?
You may vote if our records show that you owned your shares on December 22, 2017, which is the record date for our 2018 Annual Meeting. At the close of business on the record date, 3,975,109 shares of our common stock were issued and outstanding and eligible to vote. You may cast one vote for each share of common stock held of record by you on the record date on all matters presented.
Why did I receive the proxy materials by e-mail?
You requested that the Company deliver proxy materials to you electronically by e-mail. If you wish to terminate this request, please contact our transfer agent, American Stock Transfer & Trust Company, LLC by calling (800) 937-5449 or writing to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.
What is the difference between holding shares as a stockholder of record and beneficial owner?
Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., you are considered the stockholder of record with respect to those shares, and the proxy materials, including your proxy card, were sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us via the Internet, by telephone or by mail, or to vote in person at the Annual Meeting.
Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, which are held in “street name,” and the proxy materials, including your proxy card, are being provided to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote those shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has sent you a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.
How many votes can be cast by all stockholders?
Each share of our common stock is entitled to one vote. There is no cumulative voting. We had 3,975,109 shares of common stock outstanding and entitled to vote on the record date.
How many votes must be present to hold the Annual Meeting?
We must have a quorum in order to hold the Annual Meeting and conduct business. The presence at the meeting , in person or by proxy, of the holders of a majority of our issued and outstanding shares or 1,987,555 shares of common stock as of the record date constitutes a quorum. Shares are counted if you are present at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Abstentions are counted as present for the purpose of determining the presence of a quorum at a meeting of stockholders. Proxies received from brokers that express a vote on any matter will also be counted as present, even if they show a broker “non-vote”( as described below) on any other matter(s). The vote on each matter submitted to stockholders is tabulated separately. American Stock Transfer & Trust Co. will tabulate the votes.
If on the date scheduled for the Annual Meeting, a quorum does not exist for purposes of conducting business at the Annual Meeting, the management persons named as proxies in the proxy card will use the discretionary authority granted to them thereby to adjourn the meeting to a future date for purposes of seeking a quorum.
I own my shares in “street name.” Will my broker vote my shares for me?

The ability of brokers to vote your shares for you without instructions from you is governed by Rule 452 of the New York Stock Exchange (NYSE), which regulates the behavior of brokers who are “member organizations” of the NYSE (without regard to what exchange the shares are traded on). The NYSE has identified specific types of “Broker May Not Vote” matters, also known as non-routine matters. At our Annual Meeting, the election of directors (Proposal One), and the advisory vote on executive compensation (Proposal Two), are all “Broker May Not Vote” matters, and therefore your broker will not express a vote on those proposals without instructions from you. In cases where the broker is otherwise able to return your proxy card (for example, because your broker receives instructions from you on one such matter but not on others), the broker will submit your proxy card in accordance with your instructions on the matter(s) for which you gave instructions or on which the broker had discretion, and will show other matters as a broker “non-vote.”
Proposal Three, the ratification of the appointment of our independent auditors, is a “Broker May Vote,” or routine matter. Your broker may vote in accordance with management's recommendation on a routine matter, without instructions from you.
How many votes are required to elect directors?
Directors are elected by a plurality of the votes cast. This means that the individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. A nominee does not need to receive a majority vote of the shares to be elected. If you withhold authority to vote with respect to the election of a nominee, your shares will not be voted with respect to that nominee. However, your shares will be counted for purposes of determining whether there is a quorum.
How many votes are required to approve the advisory vote on the compensation paid to the Company’s named executive officers (the “say-on-pay” proposal)?
Approval of the say-on-pay proposal requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. You may cast a vote either “FOR” or “AGAINST” the say-on-pay proposal or you may abstain. A vote to abstain is the equivalent of a vote “AGAINST” the proposal. A broker “non-vote” will not be counted as a vote cast. Because your vote is advisory, with respect to the ‘say-on-pay” proposal, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
How many votes are required to ratify the appointment of the Company’s independent auditors?
Ratification of the appointment of RSM US, LLP as the Company’s independent auditors requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. You may vote either “FOR” or “AGAINST” ratification of the appointment, or you may abstain. A vote to abstain is the equivalent of a vote “AGAINST” the proposal.
How do I vote?
You may vote in one of four ways:

•	Over the Internet
If your shares are registered in your name: Vote your shares over the Internet by accessing the proxy online voting website at: www.proxyvote.com and following the on-screen instructions. You will need the control numbers that appear on your proxy card when you access the web page.
If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

•	By Telephone
If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 in the United States and from foreign countries using any touch-tone telephone and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the Company number, account and control numbers that appear on your proxy card.

•	By Mail
Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

•	In Person

What if I submit my proxy but do not vote for one or more of the proposals?
If you submit your proxy via the Internet, by telephone or by returning your signed proxy card, but do not mark or specify selections, then the shares covered by your proxy will be voted as recommended by the Board of Directors in this proxy statement. If you indicate a choice with respect to any matter to be acted upon on your proxy, the shares you hold will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares through a broker and do not submit your selections in accordance with the instructions received from your broker, the broker or other nominee will determine if it has discretionary authority to vote on the particular matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have discretion to vote such shares on routine matters, but not on non-routine matters.
Can I change or revoke my vote after submitting it?
Yes. After you submit your vote via the Internet, by telephone or by mail, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our corporate secretary specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting if you are a record holder. If you are a beneficial owner and vote your shares through your broker, bank or nominee and have previously given instructions that you wish to change or revoke, you can provide new, later-dated instructions to your broker, bank or nominee to act as you so instruct.
What should I do if only one set of proxy materials for the Annual Meeting are sent and there are multiple CSPI stockholders in my household?
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. You may promptly obtain an additional copy of the proxy materials and our 2017 Annual Report at no charge by sending a written request to Broadridge Financial Solutions, or by calling Broadridge toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our Proxy Statement and Annual Report, please contact Broadridge, as described above. A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.
Who can attend the Annual Meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend. Each stockholder may also bring guests to the meeting if there is space available.
Where can I find more information?
We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our common stock is traded on the NASDAQ Global Market (NASDAQ) under the symbol “CSPI.” You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.
Who can help answer my questions?
If you have additional questions about the matters proposed for consideration at the Annual Meeting, you should contact:
CSP Inc.
175 Cabot Street, Suite 210
Lowell, MA 01854
Attn: Gary W. Levine, Chief Financial Officer
Phone: (978) 954-5040
What should I do now?
Carefully read this document and either submit your vote via the Internet or by telephone or, if voting by mail, indicate on the proxy card how you want to vote. If voting by mail, sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should submit your vote now even if you expect to attend the Annual Meeting and vote in person. Submitting your vote now will not prevent you from later canceling or revoking your proxy right until the meeting, and will ensure that your shares are voted if you later find you cannot attend the Annual Meeting.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and the final voting results will be published in a Form 8-K filed with the SEC within four business days after the Annual Meeting.
You may obtain a copy of the filed Form 8-K by visiting our website or the SEC’s website, contacting our Investor Relations department by calling 978-954-5038, or writing to Investor Relations, CSP Inc., 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.
What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by calling the Customer Support Document (800) 937-5449 or writing 6201 15th Avenue, Brooklyn, New York 11219.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members. The Board, upon recommendation of the Nominating Committee, unanimously nominated the five directors listed below for election to the Board at the Annual Meeting. Each of the five nominees currently serves as a member of the Board. Directors elected at the Annual Meeting will be elected to hold office until the 2019 Annual Meeting of stockholders and until their successors are duly elected and qualified.
If you withhold authority to vote with respect to the election of any of our nominees, your shares will not be voted in favor of such nominee’s election. However your shares will be counted for purposes of determining whether there is a quorum.
Nominees for Election
Listed below are the nominees with his or her age, the year he or she was first elected as a director of the Company, his or her business experience, as well as the director’s particular experiences, qualifications, attributes and skills that led our Board to conclude that the director should serve as a member of our Board.

Name and Age	Business Affiliations, Qualifications and Directorships

Victor Dellovo (48)
Director of CSPI since August 2012; President and Chief Executive Officer since August 2012; President of Modcomp’s worldwide operations since October 2010; President of Modcomp’s U.S. operations from October 2005 to September 2010; President of Modcomp’s Systems and Solutions division from June 2003 to September 2005, following Modcomp’s acquisition of Technisource Hardware Inc., a company he co-founded in 1997.

Mr. Dellovo is an industry veteran with more than 19 years of technology industry experience and leadership, as well as comprehensive knowledge of the Company and its operations. Mr. Dellovo led Modcomp Inc., currently known as CSPi Technology Solutions, for four years. He was responsible for managing all facets of Modcomp Inc.’s domestic and international business, a role that provided him with insight into our operations and the challenges and opportunities faced by the Company. In addition, his prior positions with Technisource Hardware Inc. as an executive, a co-founder and in various sales and engineering positions have given him a strong knowledge and understanding of the technology industry. Mr. Dellovo’s experience in the industry and in executive management, coupled with his in-depth knowledge of our Company, contributes to his selection as our President and CEO by our Board and facilitates the Board’s strategic and financial planning as well as other critical management functions.

Charles Blackmon (68)
Director of CSPI since July 2013; from 2005 to the present, served as Senior Vice President for Timberland Harvesters, LLC, a company that buys and sells timber and land; from June 2004 to March 2005 served as Chief Financial Officer of Interline Brands Inc., a public company that acts as a direct marketer and distributor of maintenance, repair and operating products including plumbing, electrical, hardware, HVAC and other related items; from 1994 to 2004 served in various senior management positions, including Chief Financial Officer, for MAGNATRAX Corporation or its predecessor American Buildings Company, a public company specializing in manufacturing products for the construction industry; 1971-1979, in public accounting except for one year; Director of Concurrent Computer Corporation from April 2003 to July 2017.

Mr. Blackmon has over 40 years of financial management experience and is a certified public accountant. His extensive executive management and financial experience adds invaluable knowledge to our Board. He is Chairman of our Audit Committee, and his expertise in accounting, financial reporting and controls and experience as a chief financial officer of public companies qualifies him as an “audit committee financial expert” under SEC rules and further qualifies him to serve as a member of the Board of Directors.

Name and Age	Business Affiliations, Qualifications and Directorships

Ismail “Izzy” Azeri (39)
Director of CSPI since January 2016; President and Co-founder of mabl, a startup software company that uses machine intelligence to automate routine engineering tasks, January 2017 to present; Senior Product Manager-Cloud, for Google, responsible for pricing, packaging, discount strategy across overall Google Cloud Platform businesses, from May 2014 to January 2017; Founder, President and Board Chairman of Stackdriver, a cloud-based infrastructure monitoring company that grew to a business with 160 customers, 32 employees that was acquired by Google in January 2017, from July 2012-May 2014; Executive in Residence at Bain Capital Ventures, a venture capital firm, where he evaluated new investment opportunities within software landscape, from March 2012 to July 2012; various positions at Acronis, a leader in disaster recovery software for the SMB segment; in sales and marketing and strategic and corporate development, from July 2009 to January 2012; Director corporate business development, VMware Inc. software company, responsible for acquisitions, venture investments and strategy from May 2006 to July 2009; served on the Boards of VMware International from 2006-2009 and Board advisor for VMTurbo from 2009 to the present; various positions and corporate development, EMC Corp., computer storage company, from May 1996 to May 2006. Mr. Azeri currently is a Board advisor at Threatstack, a privately held cloud security company.

Mr. Azeri has 17 years of experience overseeing operations, strategic partnerships and business development for some of the leading technology organizations in the world . He provides the Board with extensive experience in software, cloud and technology products and services and in-depth understanding of the software and cloud based technology that will assist us with product and service strategy for both of our business segments. He is also an expert in technology with significant business development and strategic planning experience, plus he has Board experience. This expertise and experience qualifies him to serve as a Board member.

C. Shelton James (78)
Director of CSPI since 1994; Chairman of the Board of Directors since August 2012; Principal, C. Shelton James Associates, a business consulting firm, from 1990 to present; President from 1993 until June 1998 and Director from 1993 until February 2000 of Fundamental Management Corporation; Director from December 1994 until March 2000 and Chief Executive Officer from August 1998 to March 1999 of Cyberguard Corp.; Director from August 1998 to July 2002 and Chief Executive Officer from December 2001 to July 2002 of Technisource, Inc.; Chief Executive Officer and Chairman of the Board of Elcotel from May 1991 to February 2000; Director of Concurrent Computer Corporation from July 1996 to August 2016. Mr. James is a member of the Company’s Audit Committee. Mr. James was a CPA and worked in public accounting. He was Chief Financial Officer of System Engineering Laboratories for over eleven years.

Mr. James’s experience as a CPA and Chief Financial Officer, overseeing financial reporting processes, internal accounting and financial controls, as well as managing independent auditor engagements, qualifies him as an “audit committee financial expert” within the meaning of SEC regulations. Mr. James has served on ten boards of public companies and nine audit committees during his career. His extensive executive management experience, in addition to his financial expertise, adds invaluable knowledge to our Board and qualifies him for service as a director of our Company.

Name and Age	Business Affiliations, Qualifications and Directorships

Marilyn T. Smith (69)
Director of CSPI since July 2013; Vice President for Information Technology and Chief Information Officer (CIO) for George Mason University, December 2013 to present; Head of Information Services and Technology CIO, Massachusetts Institute of Technology (MIT), 2009 to 2013; President of Life Insurance Co. of the Hanover Insurance Group, and various other management positions from 2000 to 2009; Vice President and CIO for multiple information systems groups within Liberty Mutual Insurance Co. and various positions at John Hancock Financial Services.

Ms. Smith’s operational executive management experience, knowledge and experience, and her position as CIO at George Mason University and MIT, brings a unique understanding of the technology markets to the Board and qualifies her for service as a director of our Company.

We believe that the qualifications for serving as a director of CSPI include significant accomplishment in a director’s field, together with an ability to make a meaningful contribution to the Board’s oversight of business affairs in our industries. Each director must also have an excellent record and reputation for honesty and ethical conduct in both his and her professional and personal activities. We consider Messrs. Azeri, Blackmon, Dellovo, James and Ms. Smith to meet these qualifications, which the Board believes makes each of them well qualified to serve as a director of CSPI.
The Board’s five director-nominees for election at the Annual Meeting − Charles Blackmon, Victor Dellovo, Ismail “Izzy” Azeri, C. Shelton James and Ms. Marilyn T. Smith − have been recommended to the Board by the Nominating Committee and unanimously nominated.

The Board of Directors unanimously recommends that you affirmatively vote “FOR” the election of each of Ms. Smith and Messrs. Azeri, Blackmon, Dellovo and James, to serve as a director of the Company.
Unless marked to the contrary, proxies received will be voted “FOR” the election of each of the nominees listed above.

CORPORATE GOVERNANCE
We believe that good corporate governance and fair and ethical business practices are crucial not only to the proper operation of our Company. This section explains some of the things we have done, or are considering, to improve the way we run CSPI.
Independent Directors
Rules and regulations of the SEC and NASDAQ require that a majority of our Board be “independent.” The Board has reviewed those rules and regulations and has determined that Messrs. Azeri, Blackmon, James and Ms. Smith are independent directors. As required by NASDAQ rules, the independent directors convene executive session at our regularly scheduled board meetings at which only independent directors are present.
Board Leadership Structure and Role in Risk Oversight
The Board believes that separating the positions of Chairman and Chief Executive Officer offers independent Board leadership and objective oversight of management. The Board believes that this separation will give better clarity of leadership and is in the best interests of CSPI and its stockholders at this time. The non-management directors regularly meet alone in executive session at Board meetings.
Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the Board is responsible for satisfying itself that the risk management processes are adequate and functioning as designed. The Board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.
The Compensation Committee regularly considers the risks associated with our compensation policies and practices for employees, including those related to executive compensation programs. As part of the risk assessment, the Compensation Committee reviewed our compensation programs for certain design features that have been identified as having the potential to encourage excessive risk-taking, such as compensation mix overly weighted toward annual incentives and unreasonable goals or thresholds. The Compensation Committee determined that, for all employees, our compensation programs encourage our employees to take appropriate risks and encourage behaviors that enhance sustainable value creation in furtherance of the Company’s business, but do not encourage excessive risk and accordingly are not reasonably likely to have a material adverse effect on the Company.  The Compensation Committee believes that because we closely link our variable compensation with attaining performance objectives, we are encouraging our employees to make decisions that should result in positive short-term and long-term returns for our business and our stockholders without providing an incentive to take unnecessary risks. The Compensation Committee on an on-going basis reviews our compensation policies and programs to ensure that our compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.
Meetings and Committees of the Board of Directors
Our Board met eight times during the fiscal year ended September 30, 2017. In addition, the Audit Committee met eight times, the Compensation Committee met four times, and the Nominating Committee met once. All members attended all of the meetings of the Board and of the committees of which they were a member.
Policies and Procedures for the Review and Approval of Transactions with Related Parties
Our Board has no formal policies and procedures for the review and approval of transactions with related parties. However, the Audit Committee has the responsibility of reviewing and approving transactions with related parties. In connection with the review of any related party transactions, the Audit Committee considers, among other matters, the nature, timing and duration of the transactions, the relationships of the parties to the transactions, whether the transactions are in the ordinary course of the Company’s business, the dollar value of the transactions and whether the transactions are in the interests of the Company. Mr. Nicholas Monfreda, the brother-in-law of Mr. Dellovo, was hired in June, 2014 as the Sales Manager of the US Operations of Modcomp. In addition to any Compensation Committee approval, the Audit Committee reviewed and approved of Mr. Monfreda’ s current status and compensation, which included an annual salary of $180,000 and a target annual bonus for FY 2017 equal to 50% of his annual salary, with 75% of the bonus based on meeting the revenue and operating profit goals of the operation and 25% of the bonus based on meeting key performance indicators. The Audit Committee did not consider any other related party transactions in fiscal year 2017.

Code of Ethics
We have adopted a code of ethics that applies to all of our executive officers, directors and employees, and which is available in the Investor Relations section (under Corporate Governance) of our website at www.cspi.com. A copy of the code of ethics can also be obtained, without charge, by written request to Investor Relations, CSP Inc., 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.
Communications with our Board of Directors
Our stockholders may communicate directly with the members of our Board or the individual chairmen of the standing Board committees by writing directly to those individuals c/o CSP Inc. at the following address: 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854. Our policy is to forward, and not intentionally to screen, any mail received at our corporate office for an individual to that individual.
Policy Regarding Board Attendance
It is our policy that all members of the Board attend the Annual Meeting of stockholders, although we recognize that our directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the Annual Meeting of stockholders. In 2017, all directors attended the Annual Meeting in person or on the telephone.
Director Candidates and Selection Process
Under our by-laws, nominations for election to our Board may be made only by or at the direction of the Board (which has established the Nominating Committee in connection with this process) or by a stockholder who satisfies the substantive and procedural requirements set forth in our by-laws. Candidates nominated by or at the direction of the Board will appear as the Company’s nominees in our proxy materials. An eligible stockholder who complies with our by-laws is able to nominate a candidate for election at our Annual Meeting, and stockholders who are present in person or by proxy at the meeting may vote for such a nominee. However, the Company’s proxy materials may not available for that nominee. That is, any eligible stockholder wishing to nominate a non-Board endorsed candidate for election as a director and solicit proxies for such nominee must prepare and file with the SEC, at his or her or its own expense, proxy materials meeting the applicable requirements of law for a proxy contest.
The Nominating Committee believes that the minimum qualifications for serving as one of our directors are that a nominee demonstrate significant accomplishment in his or her field, ability to make a meaningful contribution to the Board’s oversight of our business affairs and have an excellent record and reputation for honesty and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific knowledge, experience and skills, availability in light of other commitments, potential conflicts of interest and independence from our management and CSPI. Although the Nominating Committee does not have a standalone policy with regard to consideration of diversity in identifying director nominees, it considers diversity in professional background, experience, expertise (including as to financial matters) and perspective (including as to age, gender and ethnicity) with respect to the Board composition as a whole when evaluating a director nominee. In February 2012, we adopted a policy requiring directors to resign at age 75. The Board reserves the right to extend a waiver of this policy when it considers such a waiver to be in the best interests of the Company. After reviewing Mr. James’ continued service to the Company, the Board waived this policy with respect to Mr. James in connection with this Annual Meeting.
The Nominating Committee may use any number of methods to identify potential nominees, including personal, management, and industry contacts, recruiting firms and, as described above, candidates recommended by stockholders. The Nominating Committee did not engage any third-party recruiting firms to identify nominees in fiscal 2017.
Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate, other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments, and may seek management input on the candidate. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.
The Nominating Committee will consider, for possible Board endorsement, director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information, among other things:

•	the name and address of the stockholder and the class and number of shares of our stock beneficially owned by the stockholder and owned of record by the stockholder; and

•
all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

Article III, Section 4 of our by-laws requires that the stockholder recommendation and information described above must be received by our corporate secretary at our executive offices not less than 90 days prior to the date of our Annual Meeting of stockholders; provided, however, that if the Annual Meeting (or a special meeting in lieu of the Annual Meeting) is to be held on a date prior to such specified date, and if less than 100 days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Therefore, the deadline for submission of notice for our 2019 Annual Meeting will be November 15, 2017. Our by-laws contain a number of other substantive and procedural requirements, which should be reviewed by any interested stockholder. This description is qualified in its entirety by the text of our by-laws, to which readers are referred for additional information.

COMMITTEES OF THE BOARD OF DIRECTORS
Audit Committee
Our Audit Committee consists of Messrs. Blackmon (chair) and James and Ms. Smith. The Board determined that the members of our Audit Committee are not only independent, but also are “financially literate” for purposes of NASDAQ listing rules (that is, able to read and understand financial statements). In addition, the Board has concluded that each of Messrs. Blackmon and James qualifies as an “audit committee financial expert.” Mr. Blackmon is a CPA and has worked in public accounting for eight years. He was chief financial officer of Interline Brands, Inc. from 2004-2005 and MAGNATRAX Corporation from 1994-2004. Mr. Blackmon also served on the audit committee of Concurrent Computer Corporation, a NASDAQ listed company, through July 2017. Mr. James was a CPA and worked in public accounting from 1962 to 1965. He was chief financial officer of Systems Engineering Laboratories in Ft. Lauderdale, Florida from 1969 to 1980, has served on numerous audit committees and served as chairman on the audit committee of Concurrent Computer Corporation.
Our Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The Committee acts in an oversight capacity and relies on the work and assurances of both management, which has primary responsibility for our financial statements, and our independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. Our Audit Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854
Nominating Committee
The members of the Nominating Committee are Messrs. Azeri (chair), Blackmon and Ms. Smith, each of whom is an independent director. In addition to performing the duties and functions set forth above under “Director Candidates and Selection Process,” the functions of our Nominating Committee include the following:

•	recommend directors to serve on committees of the Board; and

•	advise the Board with respect to matters of Board composition and procedures.
Our Nominating Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.
Compensation Committee
Our Compensation Committee is composed of Ms. Smith (chair), Messrs. Azeri and James, each of whom is an independent director. NASDAQ rules require that the compensation of the chief executive officer be determined, or recommended to the Board for its determination, by either a majority of independent directors or a wholly independent Compensation Committee. NASDAQ rules also prohibit a company’s CEO from being present during voting or deliberations with respect to his compensation. Our Compensation Committee is charged with reviewing and approving executive officers’ compensation, including the CEO, and administering our stock option plans. The Committee also reviews and determines the compensation to be paid to directors. Compensation of all other executive officers is required to be determined in the same manner, except that the CEO is permitted to be present during deliberations. For fiscal 2017, compensation consultants had no role in determining or recommending the amount or form of executive or director compensation.
Our Compensation Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

2017 COMPENSATION OF NON-EMPLOYEE DIRECTORS
The following table and footnotes provide certain information regarding the fiscal year 2017 compensation of CSPI’s non-employee directors.

Name (a)	Fees Earned or Paid in Cash[1] (b)	Stock Awards2,(c)	Total (h)
Izzy Azeri[2]	$31,604	$41,900	$73,504
Charles Blackmon[2]	$39,656	$41,900	$81,556
C. Shelton James[2]	$58,104	$41,900	$100,004
Marilyn Smith[2]	$39,656	$41,900	$81,556
Notes:

1.
Each non-employee director receives (a) a $23,000 annual cash retainer, (b) an additional $552 annual retainer for each Committee membership, (c) a meeting fee of $1,500 per meeting, and (d) out of pocket travel expenses in connection with the meetings. In addition, the Chairman of the Board receives an annual fee of $25,000, and the chairmen of the Audit Committee and of the Compensation Committee each receives an annual fee of $7,500.

2.
On February 27, 2017 each non-employee director received a restricted stock award of 5,000 shares of common stock. The restricted stock awards vest in full on February 12, 2018. The restricted stock awards do not reflect compensation actually received by the non-employee directors. Instead, the amounts in the stock awards column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of a share of restricted stock was the closing price of our common on Nasdaq GM on the date of grant ($8.38 on February 27, 2017)

OUR EXECUTIVE OFFICERS
Background Information about Executive Officers
In addition to Mr. Dellovo, we have three other executive officers, who are listed below with information showing their ages and business affiliations.

Name and Age	Business Affiliations
Gary W. Levine (69)	Vice President of Finance and Chief Financial Officer of CSPI since September 1983; and Controller of CSPI from May 1983 to September 1983.

Gary Southwell (55)
Vice President and General Manager of HPP since December 2016 to the present; Vice President and Co-founder of Seceon Networks from January 2015 to November 2016, a startup cybersecurity startup company offering an open threat management platform of products; Vice President of Product Development of Audinate from November 2012 to December 2014, a multi-channel digital networking technology company; Chief Technology Officer for BTI Systems from June 2009 to November 2012, a leading provider of cloud and metro network infrastructure solutions.

Michael Newbanks (54)
Vice President of Finance and Chief Accounting Officer of CSPI since July 2017; Controller for Modcomp, May, 2003 to July, 2017; Controller of Technisource Hardware Inc., which was acquired by Modcomp, April 2001 to May 2003.

COMPENSATION OF EXECUTIVE OFFICERS
The following table provides certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for our CEO and our three other highest paid executive officers for the years ended September 30, 2017 and 2016.
2017 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation[7] ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings[10] ($) (h)	All Other Compensation[11]($) (i)	Total ($) (j)
Victor Dellovo, President and CEO	2017	$415,792	—	$320,400[1]	—	$335,069	[8]	$53,131	$27,344	$1,151,736
	2016	$415,792	—	$266,160[2]	—	$529,932	[9]	$54,016	$28,740	$1,294,640
Gary Levine, CFO, Treasurer and Secretary	2017	$189,001	—	$53,400[3]	—	$88,547	[8]	($39,414)	$5,250	$296,784
	2016	$189,001	—	$33,270[4]	—	$142,401	[9]	$2,427	$5,468	$372,567
Gary Southwell, Vice President and General Manager of HPP [13]	2017	$176,135	—	$53,400[5]	—	$83,699	[9]	—	$3,721	$316,955
Mike Newbanks, Vice President of Finance and CAO [12]	2017	$132,309	—	$21,360[6]	—	$40,355	[9]	—	$1,910	$195,934
John Leydon, former Vice President of Finance and CAO [12]	2017	$161,460	—	$53,400	—	$49,577	[9]	—	$4,843	$269,280
	2016	$159,605	—	$46,578	—	$121,651	[8]	—	$4,889	$332,723
Notes:

1.
On January 13, 2017, Mr. Dellovo received a restricted stock award of 30,000 shares of common stock. The grant date fair value per share of restricted stock was $10.68 the closing price on the date of award. The restricted stock award over four years from the date of the award at a rate of 25% per year.

2
On December 28, 2015, Mr. Dellovo received a restricted stock award of 40,000 shares of common stock. The grant date fair value per share of restricted stock was $6.654 the closing price on the date of award. The restricted stock award vests over four years from the date of the award at a rate of 25% per year.

3.
On January 13, 2017, Mr. Levine received a restricted stock award of 5,000 shares of common stock. The grant date fair value per share of restricted stock was $10.68 the closing price on the date of award. The restricted stock award vests over four years from the date of the award at a rate of 25% per year.

4.
On December 28, 2015, Mr. Levine received a restricted stock award of 5,000 shares of common stock. The grant date fair value per share of restricted stock was $6.654 the closing price on the date of award. The restricted stock award vests over four years from the date of the award at a rate of 25% per year.

5.
On January 13, 2017, Mr. Southwell received a restricted stock award of 5,000 shares of common stock. The grant date fair value per share of restricted stock was $10.68 the closing price on the date of award. The restricted stock award vests over four years from the date of the award at a rate of 25% per year.

6.
On January 13, 2017, Mr. Newbanks received a restricted stock award of 2,000 shares of common stock. The grant date fair value per share of restricted stock was $10.68 the closing price on the date of award. The restricted stock award vests over four years from the date of the award at a rate of 25% per year.

7.
Payments are based on achievement of the (i) Company revenue target and earnings before interest and taxes (EBIT) per share target which represented 85% of the target Non-Equity Incentive Plan Compensation in 2017 and 2016 and (ii) Key Performance

Indicators (KPI) for such named executive officer, which represented 15% of the target Non-Equity Incentive Plan compensation in 2017 and 2016. Each named executive officer has a target annual incentive bonus opportunity amount expressed as a percentage of his base salary.

8.
For Mr. Dellovo, his Non-Equity Incentive Plan Compensation reflects achievement of approximately 161% of his target bonus which is a target bonus of 42.5% of his base salary with respect to revenue and EBIT targets, and 7.5% of his base salary on achieving his KPI in 2017. For Mr. Levine, his Non-Equity Incentive Plan Compensation reflects achievement of approximately 156% of his target bonus, which is a target bonus of 25.5% of his base salary with respect to revenue and EBIT targets, and 4.5% of his base salary on achieving his KPI in 2017. For Mr. Southwell, his Non-Equity Incentive Plan Compensation reflects achievement of approximately 95% of his target bonus, which is a target bonus of 30% of his salary paid for the year (December 5, 2016 to September 30, 2017) with respect to HPP revenue and operating income targets of 20% of his salary for the year on achieving his KPI in 2017. For Mr. Newbanks, his Non-Equity Incentive Plan Compensation reflects achievement of approximately 141% of his target bonus, which is a target bonus of 13.2% of his base salary with respect to TS US revenue and Operating income targets and 8.8% of his base salary on achieving his KPI in 2017. For Mr. Leydon, his Non-Equity Incentive Plan Compensation reflects achievement of approximately 102% of his target bonus, which is a target bonus of 25.5% of his salary paid as CAO with respect to revenue and EBIT targets, and 4.5% of his salary paid as CAO on achieving his KPI in 2017.

9.
For Mr. Dellovo, his Non-Equity Incentive Plan Compensation reflects achievement of approximately 257% of his target bonus which is a target bonus of 42.5% of his base salary with respect to revenue and EBIT targets, and 7.5% of his base salary on achieving his KPI in 2017. For Messrs. Levine and Leydon, Non-Equity Incentive Plan Compensation reflects achievement of approximately 253% of their target bonus, which and is a target bonus of 25.5% of their base salary with respect to revenue and EBIT targets, and 4.5% of his base salary on achieving their KPI in 2016.

10.
The Company provides to Messrs. Dellovo and Levine a supplemental “death benefit” retirement plan. The benefits of which are vested for Mr. Levine. Upon retirement, the plan provides for an annual pay-out of approximately $250,000 for five years for Mr. Dellovo and $50,000 for twenty years in the case Mr. Levine. For more information, see Note 11 to our Consolidated Financial Statements as of and for the years ended September 30, 2017 and 2016, filed with our Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

11.
For Mr. Dellovo, the amount represents $7,996 and $8,994 in employer contributions to Mr. Dellovo’s 401(k) plan for 2017 and 2016 respectively, and $19,348 and $19,747 for the cost of a Company-provided vehicle for 2017 and 2016 respectively. For Messrs. Levine Southwell, Newbanks and Leydon in 2017 and 2016 if applicable, the amounts of All Other Compensation were for the employers’ contribution to the 401(k) plan. Perquisites and personal benefits do not need to be disclosed if less than $10,000 in the aggregate.

12.
Mr. Newbanks was appointed Vice President of Finance and Chief Accounting Officer and Mr. Leydon resigned from his position as Vice President of Finance and Chief Accounting Officer on August 12, 2017.

13.     Mr. Southwell started with the Company on December 5, 2016.
Employment Agreements and Arrangements
In addition to the employment arrangements described in the footnotes to the Summary Compensation Table, we have an employment agreement with Mr. Dellovo dated September 4, 2012, under which Mr. Dellovo became one of our directors and our President and Chief Executive Officer. On December 12, 2017, Mr. Dellovo’s base salary was increased to $440,000. Mr. Dellovo is eligible to receive a bonus based on the attainment of certain financial objectives. If the Company is acquired through an asset sale or merger, all of Mr. Dellovo's outstanding restricted stock and options would be fully vested. We also provide Mr. Dellovo with the use of an automobile.
Under his employment agreement, in the event Mr. Dellovo’s employment is terminated other than for cause (as defined in his employment agreement), he will be entitled to 12 months of severance pay at his then effective monthly salary. However, as discussed below, Mr. Dellovo’s employment agreement has been supplemented and modified by a change of control agreement with us.
Change of Control Agreements
Messrs. Dellovo, Levine and Newbanks have change of control agreements with the Company executed in September 2012, January 2008, and January 2008. Under those agreements, in exchange for the right to benefits under the circumstances described in the change of control agreements, each executive agrees that for a period of six months after he leaves the Company he will not solicit customers or employees of the Company, directly or indirectly. In case of either a change of control (as defined, and including a change in the majority of the incumbent directors over a two-year period, except for new directors nominated or selected by a majority of the then incumbent board), or termination of employment without cause (as defined) or termination or an adverse change in status of the executive in anticipation of or as required to accomplish a change of control, the executive will be entitled to:

•	a multiple of his base compensation for the Company’s fiscal year then in effect or, if greater, a multiple of his base compensation for the Company’s previous fiscal year, plus

•
a multiple of his annual target variable compensation bonus for the fiscal year then in effect or, if there is no bonus plan in effect that year, the highest variable compensation bonus paid to the executive in any of the three preceding fiscal years.

For Mr. Dellovo, the payouts are two times base compensation and bonus (with the target bonus equal to 50% of annual base pay). For Mr. Levine the payouts are one times base compensation and bonus (with the target bonus equal to 30% of annual base pay). For Mr. Newbanks the payouts are one half times base compensation and bonus (with the target bonus equal to 30% of annual base pay) To receive payment, the executive must deliver to the Company a satisfactory release of claims.
Following a change of control, Mr. Dellovo, Levine and Newbanks would be entitled to two years, one year and six months, respectively, of comparable health and welfare benefits, by continuing the executive in the Company’s health and welfare plans, paying the executive’s full premium to purchase continuing coverage under COBRA or by payment by the Company of amounts sufficient to purchase equivalent coverage in a lump sum. The executive’s stock options and restricted stock awards would vest, and the executive would be entitled to exercise stock options and satisfy any tax withholding obligations under restricted stock awards by delivering shares of our common stock to the Company, or having shares of common stock withheld by the Company, in each case at the fair market value of the common stock and sufficient to meet the relevant requirement. In case of a voluntary resignation or termination of employment for cause or by reason of death or disability, then no severance payments would be payable to the executive.
As an illustration of the payments available to Messrs. Dellovo, Levine and Newbanks, if there had been a change of control of the Company as of September 30, 2017, then, based on fiscal year 2017 compensation, Mr. Dellovo would have received $1,541,738, under his employment and change of control agreement, plus the value of health and welfare benefits as described above, plus other vested benefits. In addition, the value of Mr. Dellovo’ s accelerated stock awards would be $1,060,050 based on the closing price of our common stock on the NASDAQ Global Market ($14.80) as of the close of trading on December 28, 2017. Under the same hypothetical circumstances, Mr. Levine would have received $201,280 under his change of control agreement, plus the value of health and welfare benefits, plus other vested benefits in the form of retirement funds. In addition, the value of Mr. Newbanks accelerated stock awards would be $172,150 based on the price of our common stock on the NASDAQ Global Market ($14.80) as of the close of trading on December 28, 2017.
These illustrations do not take account of tax effects and are intended only as examples.

Clawback and Stock Ownership Guidelines
The Company’s Board of Directors approved a clawback policy and stock ownership guidelines for elected officers and non-employee members of the Board of Directors. The clawback policy is designed to ensure that incentive-based compensation is paid to executive officers based on accurate financial statements. In the event that the Company is required to prepare an accounting restatement due to the material noncompliance with accounting rules, the policy applies to incentive-based compensation that is granted to current or former executive officers of the company who received incentive-based compensation during the three-year period preceding the date that the Company is required to prepare a restatement. In addition, once final rules are adopted by the SEC regarding any additional clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we intend to review our policy and amend it to comply with the new mandates.
Under our stock ownership guidelines, executive officers and non-employee members of the Board of Directors are required to own shares of the Company’s Common Stock with a value equal to at least the following amounts within five years from the date they are elected or appointed:

•	Chief Executive Officer: 100% of annual base salary

•	Chief Financial Officer: 100% of annual base salary

•	Vice Presidents or other officer: 75% of annual base salary

•	Board of Directors: 300% of annual retainer
For purposes of the guidelines, ownership will not include stock options (whether or not vested) but will include all restricted stock and shares will be valued in each fiscal year based on the closing price of the Company’s stock at the end of the preceding fiscal quarter. As of the record date of the Annual Meeting all directors and officers with over five year of service are in compliance with the stock owner’s policy.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END
The table below shows outstanding equity awards held by our named executive officers as of the fiscal year ended September 30, 2017.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date[1,2] (f)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock that have not Vested[3] (#) (g)	Market Value of Shares of Stock that have not Vested[4] ($) (h)
Gary Levine[5]	—	—	—	—	11/1/2013	1,850	$20,443[4]
	—	—	—	—	12/17/2014	3,000	$33,150[4]
	—	—	—	—	12/28/2015	3,750	$41,438[4]
	—	—	—	—	1/13/2017	5,000	$55,250[4]
Victor Dellovo[5]	—	—	$2.99	12/18/2018	11/1/2013	5,625	$62,156[4]
	—	—	—	—	12/17/2014	6,000	$66,300[4]
	—	—	—	—	12/28/2015	30,000	$331,500[4]
	—	—	—	—	1/13/2017	30,000	$331,500[4]
Gary Southwell [5]	—	—	—	—	1/13/2017	5,000	$55,250[4]
Mike Newbanks [5]	—	—	—	—	11/1/2013	375	$4,144[4]
	—	—	—	—	12/17/2014	1,000	$11,050[4]
	—	—	—	—	12/28/2015	1,500	$16,575[4]
	—	—	—	—	1/13/2017	2,000	$22,100[4]
Notes:

1.	Options vest for 25% a year for all options.

2.	All options have a 10-year term.

3.	The restricted stock awards vest in equal installments on the first four anniversaries of the grant date.

4.
Value is calculated by multiplying the number of restricted stock awards that have not vested by the closing price of our common stock on the NASDAQ Global Market ($11.05) as of the close of trading on September 30, 2017.

5.
On December 20, 2017 Messrs. Dellovo, Levine, Southwell, and Newbanks received restricted stock awards of 30,000, 5,000, 2,000 and 5,000 shares, respectively, at a grant date fair value per share of restricted stock equal to the closing share price of our common stock on the award date.  These restricted stock awards vest in equal installments on the first four anniversaries of the grant date.

PROPOSAL TWO:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual corporate goals that are intended to enhance stockholder value.
Consideration of 2017 “Say-on-Pay” Vote
At our 2016 Annual Meeting, held in February of 2017, we received a favorable stockholder vote regarding executive compensation. We believe we have addressed many of the concerns about our compensation practices that stockholders expressed in prior years. In fiscal 2017, we can point to the following:

•	For the fiscal year ending September 30, 2017, we grew our revenues by 8%, and our operating income was $3.8 million for fiscal 2017 and 2016.

•	We paid out approximately $1.7 million in dividends during the fiscal year.

•	Our operating results were significantly above target for both revenue and earnings, and as a result our CEO and CFO achieved 161% or 156% of their target non-equity incentive compensation.

•	We have no agreements that provide tax gross-ups for any of our executive officers.

We believe that we have implemented a number of “best practices” in our governance procedures that affect management compensation. We believe that we demonstrate the commitment of our management and Board to align our results with the stockholders.
Compensation Appropriately Linked to Performance
In fiscal 2017, Non-Equity Incentive Plan Compensation to our executive is split into two components 85% of their non-equity compensation is based on revenues and EBIT and 15%of their non-equity compensation is based on KPI. Under these metrics, Messrs. Dellovo and, Levine exceeded their targets and received 161% and 156% of their target bonus respectively. Mr. Southwell bonus for fiscal 2017 was also based on two components of which and 60% of his non-equity compensation was based on revenue and operating profit for HPP Division and 40% on his non-equity compensation was based on KPI. He achieved 95% of his target bonus. Mr. Newbanks bonus for fiscal 2017 was also based on two components 60% of his non-equity compensation was based on revenue and operating profit for TS US and 40% on his non-equity compensation is based on KPI. He exceeded his target an achieved 141% of his target bonus.
Governance Policies Affecting Compensation
The Company has a clawback policy and stock ownership guidelines for executive officers and non-employee members of the Board of Directors as described above.
The Compensation Committee has also adopted a policy barring so-called “single triggers” in any future change in control agreements. In addition we do not have any agreements with management, including our named executive officers to pay tax gross-ups.
The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.
In light of our financial results and the changes we have made in prior years in response to stockholder concerns, we are asking stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described pursuant to applicable SEC rules in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
Unless marked to the contrary, proxies received will be voted “FOR” Proposal Two.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Our only issued and outstanding class of voting securities is our common stock. Holders of common stock are entitled to one vote per share of such stock held by them of record at the close of business on December 22, 2017 upon each matter which may come before the Annual Meeting. At the close of business on December 22, 2017, the record date for our 2018 Annual Meeting, there were 3,975,109 shares of common stock issued and outstanding.
Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders
The following table sets forth certain information as of December 22, 2017 regarding each person known by us to own beneficially more than 5% of our common stock, each director and nominee for director of the Company, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned (1)		Percent of Class (2)
Dimensional Fund Advisors LP	303,089	(3)	7.6%
6300 Bee Cave Road, Building One
Austin, TX 78746

Joseph R. Nerges	302,200	(4)	7.6%
1726 Bundy Street
Scranton, PA 18508

Renaissance Technologies LLC	243,300	(5)	6.1%
800 Third Avenue
New York, NY 10022

Julian Demora	223,414	(5)	5.6%
826 Polk Street
Hollywood, FL 32019

CalPERS	216,453	(7)	5.4%
400 Q Street
Sacramento, CA 95811

Sterling Capital Management, Inc.	201,866	(8)	5.1%
12300 Old Tesson Road, Suite 100 C
St. Louis, MO 63128

Victor Dellovo*	242,601	(9)	6.1%

C. Shelton James*	32,803	(10)	**

Gary W. Levine	61,010	(11)	1.5%

Gary Southwell	7,000	(12)	**

Mike Newbanks	11,737	(13)	**

Charles Blackmon*	19,250		**

Marilyn Smith*	19,250		**

Izzy Azeri*	12,995		**

All directors and executive officers as a group (8 persons)	406,646	(14)	10.2%

*	Nominee for Director

**	Owns less than one percent

(1)
Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the December 22, 2017, the record date of our 2018 Annual Meeting.

(2)	Computed pursuant to Rule 13d-3 under the Exchange Act.

(3)
Dimensional Fund Advisors LP furnished us with a report on Schedule 13g filed on February 9, 2017 in which Dimensional has advised us that it is a registered investment advisor or manager for four investment companies (Funds) registered under the Investment Company Act of 1940 and in its role as advisor has sole voting power and sole power to dispose with respect to 303,089 shares of our common stock. Dimensional states in the filing that it disclaims beneficial ownership of such securities and all securities are owned by the Funds.

(4)
Joseph R. Nerges furnished us with a report on Schedule 13G/A filed on January 10, 2017 in which he states he is the beneficial owner with sole power to vote and to dispose of 302,200 of our common stock .

(5)
Renaissance Technologies LLC furnished us with a report on Schedule 13g filed on February 14, 2017 in which Renaissance has advised us that it is a registered investment advisor in accordance with Sec. 240, 13d-1 (b) (1) (ii) (E) and in its role as advisor has sole voting power with respect to 195,400, sole power to dispose of 209,228 and shared power to dispose 34,072 shares of our common stock.

(6)	Julian Demora filed a Form 4 on February 8, 2013 with the SEC reporting that he was the beneficially owner of 223,414 shares.

(7)
CalPERS furnished us with a report on Schedule 13G filed on February 10, 2017 in which CalPERS has advised us that it is an employee benefit plan in accordance with section 240.13d-1(b)(1)(ii)(F) and has sole voting and disposition power with respect to 216,453 shares of our common stock.

(8)
Sterling Capital Management (SCM) furnished us with a report on Schedule 13G/A filed on January 9, 2017 in which 179,116 shares are owned by clients of Sterling Capital Management, a registered investment advisor in accordance with section 240.13d-1(b)(1)(ii)(E), which has a beneficial interest in the shares and shared power to dispose of the shares. 12,875 shares are owned by Mr. William G. Lauber, President of SCM, and he has sole power to vote and dispose of the shares. 1,200 shares are jointly owned by Mr. Lauber and his wife. Mr. Lauber has shared power to vote and dispose of the shares. 8,675 shares are owned by the employees of SCM (other than Mr. Lauber), as to which he disclaims beneficial ownership.

(9)	Includes 240,601shares owned by Mr. Dellovo and 2,000 shares obtainable upon exercise of stock options.

(10)	Represents 32,802 shares owned by Mr. James and includes 160 shares owned by Mr. James’ wife. However, Mr. James disclaims beneficial ownership of these shares.

(11)	Includes 61,010 shares owned by Mr. Levine.

(12)	Includes 7,000 shares owned by Mr. Southwell.

(13)	Includes 11,737 shares owned by Mr. Newbanks.

(14)	Includes 6,500 shares obtainable upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities (our common stock) to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely upon a review of Forms 3, 4, 5 and amendments thereto furnished to the Company during fiscal 2017, or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner, except that, Messrs. James, Blackmon, and Azeri and Ms. Smith each filed one late Form 4 for the annual grant of restricted stock filings made in April 2017 for grants in February 2017 and Messrs. Newbanks and Southwell filed late Forms 3 in fiscal 2017, which reports were due in August 2017 upon their becoming an executive officer.

INFORMATION ABOUT OUR AUDIT COMMITTEE AND INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
The following report of the Audit Committee should not be deemed to be “soliciting material” or to be “filed” with the SEC, nor should this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such a filing.
The Audit Committee believes that a candid, substantive and focused dialogue with the independent auditors is fundamental to the Audit Committee’s oversight responsibilities. In support of this view, our Audit Committee periodically meets separately with the independent auditors, without management present. In the course of its discussion in these meetings, the Committee addresses a number of questions intended to bring to light any area of potential concern related to our financial reporting and internal controls. These questions include:

•
Whether there were any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements.

•
Whether the auditors have concluded that, based on the auditors’ experience and their knowledge of CSPI, our financial statements fairly present to the investor, with clarity and completeness, our financial position and performance for each reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements.

•	Whether the auditors have concluded that, based on their experience and knowledge of CSPI, we have implemented internal controls and internal audit procedures that are appropriate for us.
The Audit Committee recommended the engagement of RSM US, LLP (RSM), formerly McGladrey LLP, as our independent auditors for fiscal year 2017 and reviewed with the independent auditors their respective overall audit scope and plans. In reaching its recommendation, the Committee considered the qualifications of RSM and discussed with RSM their independence, including a review of any and all audit and non-audit services provided by them to us. The Committee received and discussed with the independent auditors disclosures and letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the audit committee concerning independence.
Management has reviewed the audited financial statements for fiscal year 2017 with the Audit Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and the independent auditors to help give the Audit Committee comfort in connection with its review.
In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 for filing with the SEC, and our Board has accepted this recommendation.

AUDIT COMMITTEE
Charles Blackmon, Chairman
C. Shelton James
Marilyn T. Smith
Our Independent Registered Public Accounting Firm
The Audit Committee selected RSM US, LLP (RSM) as our principal accountants for fiscal year 2017. Representatives from RSM are expected to be available for the Annual Meeting, to have the opportunity to make a statement if they wish to do so, and to respond to appropriate questions.
The RSM report dated December 22, 2017 on the financial statements of the Company as of and for the fiscal year ended September 30, 2017 did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles.
The Audit Committee has selected RSM as our principal accountants for fiscal year 2018.

Fees for Professional Services
The following is a summary of the fees billed to us by RSM US, LLP for professional services for the fiscal years ended September 30, 2017 and 2016:

Fee Category	Fiscal 2017 Fees	Fiscal 2016 Fees
Audit Fees	$670,500	$759,781
Audit-Related Fees	—	—
Tax Fees	—	11,918
All Other Fees	—	—
Total Fees	$670,500	$771,699
Audit fees: Audit fees represent fees for professional services performed by our independent auditor for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-related fees:  Audit-related fees represent fees for assurance and related attestation services performed by our independent auditor that are reasonably related to the performance of the audit or review of our financial statements.
Tax fees: Tax fees represent fees billed for professional services performed by our independent auditor with respect to corporate tax compliance, tax advice and tax planning.
All other fees:  All other fees represent fees billed for products and services provided by our independent auditor, other than those disclosed above.
Pre-Approval Policies and Procedures
At present, the Audit Committee approves each engagement for audit and non-audit services before we engage our accountants to provide those services.
The Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our accountants to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.
Whistleblower Procedures
Pursuant to our Code of Ethics, the Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission to our directors, by our officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

PROPOSAL THREE:
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS
RSM US, LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s financial statements for fiscal year 2017. The Audit Committee has appointed RSM US, LLP to serve as our independent auditors to conduct an audit of the Company’s financial statements for fiscal year 2018.
Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate governance. If the stockholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain RSM US, LLP and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and the stockholders.
Representatives of RSM US, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends an affirmative vote “FOR” ratification of RSM US, LLP as our independent auditors for fiscal year 2018.
Unless marked to the contrary, proxies received will be voted “FOR” Proposal Three.

OTHER MATTERS
Other Business
We do not know of any other matter that may properly come before the Annual Meeting.
Stockholder Proposals for 2019 Annual Meeting
In order for a proposal of one of our stockholders to be considered for inclusion in our proxy statement and proxy card for our 2019 Annual Meeting of Stockholders, the proposal must comply with SEC Rule 14a-8 and any other applicable rules and must be submitted to our corporate secretary at our executive offices located at 175 Cabot Street Suite 210, Lowell, Massachusetts 01854 at least 120 days prior to the anniversary date of this proxy statement. This proxy statement is dated January 5, 2018, so the date by which proposals must be received under Rule 14a-8 will be September 7, 2018.
Article II, Section 5 of our by-laws requires that a stockholder who wishes to bring an item of business before the Annual Meeting of stockholders, even if the item cannot be included in our proxy statement because Rule 14a-8 is not available, must provide written notice of such item of business to our corporate secretary at our executive offices not less than 90 days prior to the date of our Annual Meeting of stockholders; provided, however, that if the Annual Meeting (or a special meeting in lieu of the Annual Meeting) is to be held on a date prior to such specified date, and if less than 100 days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Therefore, the deadline for submission of notice for the 2019 Annual Meeting is November 15, 2018. Our by-laws contain a number of other substantive and procedural requirements, which should be reviewed by any interested stockholder. This description is qualified in its entirety by the text of our by-laws, to which readers are referred for additional information. For information about nominations of director candidates by stockholders, see “Corporate Governance - Director Candidates and Selection Process” elsewhere in this proxy statement.

SOLICITATION
We will bear the entire cost of preparing and soliciting proxies. Brokers, banks and other nominees will be reimbursed for their reasonable out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of our common stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain circumstances, be made personally or by telephone by directors, officers and certain of our employees, or by American Stock Transfer & Trust Co., our transfer agent. It is expected that the expense of such special solicitation will be nominal.
* * * *

VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CSP INC. ATTN: GARY W. LEVINE 175 Cabot Street, Suite 210 LOWELL, MA 01854
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Victor Dellovo 02 Charles Blackmon 03 Ismail “Izzy” Azeri 04 C. Shelton James 05 Marilyn T. Smith	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends you vote FOR the following proposal: 2. Advisory resolution to approve the compensation paid to the Company’s named executive officers.				For ☐	Against ☐	Abstain ☐
The Board of Directors recommends you vote FOR the following proposal: 3. The ratification of the appointment of RSM US, LLP as the Company’s independent auditors for fiscal 2018				For ☐	Against ☐	Abstain ☐
NOTE: In their discretion, the persons named as proxies may vote on such other business as may properly come before the meeting or any adjournment thereof.
For address change, mark here. ☐ (see reverse for instructions)
Please indicate if you plan to attend this meeting Yes No ☐ ☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com
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CSP INC.
Annual Meeting of Stockholders
February 13, 2018 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Victor Dellovo and Gary Levine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CSP Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM EST on February 13, 2018, at CSP Inc.’s office at 1182 East Newport Center Drive, Deerfield Beach, Florida 33442, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change:

____________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________

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(If you noted any Address Change above, please mark corresponding box on the reverse side.)